ENVIRONMENTAL INDEMNIFICATION AGREEMENT



	THIS ENVIRONMENTAL INDEMNIFICATION AGREEMENT (this "Agreement") is executed and delivered as of August 4, 1995, by CPR
Properties, Inc., a California corporation ("Indemnitor"), to
LaSalle National Bank, a national banking association
("LaSalle"), NBD Bank, ("NBD"), Harris Trust and Savings Bank, an Illinois banking corporation ("Harris") [LaSalle, NBD and Harris, together with their respective successors and permitted assigns, are collectively the "Banks"], and LaSalle in its capacity as both Agent and Collateral Agent for the Banks (the
Banks and LaSalle, in its capacity as both Agent and Collateral
Agent for the Banks are each an "Beneficiary" and collectively the "Beneficiaries").



R E C I T A L S:



	WHEREAS, the Banks have provided certain extensions of credit, loans and other financial accommodations to Champion Parts, Inc.
("Champion"), pursuant to (a) that certain Amended and Restated
Credit Agreement dated as of March 31, 1993, by and between Champion and the Beneficiaries, as amended from time to time
(collectively the "Credit Agreement"), (b) (i) that certain
Reimbursement Agreement dated as of December 1, 1991, by and between Champion and NBD (the "IRB Agreement"), and (ii) that certain Standby Letter of Credit Application and Reimbursement and Security Agreement dated December 30, 1991, by and between Champion and NBD (the "Workmen's Compensation Agreement"), and
(c) any and all other agreements, documents and instruments executed and delivered by Champion to any or all of the Banks, the Agent or the Collateral Agent (collectively the "Champion
Other Agreements") [the Champion Other Agreements, together with the Credit Agreement, the IRB Agreement and the Workmen's
Compensation Agreement are collectively the "Champion Loan
Documents");



	WHEREAS, Champion has requested, among other things, that the Banks provide an additional extension of credit in the amount of Two Million and no/100 Dollars ($2,000,000.00) by increasing availability under the borrowing base, extend the "Termination
Date" (as defined in the Credit Agreement) through January 8,
1996, and amend certain other provisions contained in the Credit
Agreement;



	WHEREAS, the Banks are willing to provide an additional extension of credit in the amount of Two Million and no/100 Dollars ($2,000,000.00) by increasing availability under the borrowing base, extend the Termination Date through January 8, 1996, and amend certain other provisions contained in the Credit Agreement, but solely on the terms and subject to the conditions set forth in (a) that certain Third Amendment to Amended and Restated Credit Agreement of even date herewith by and between Champion and the Beneficiaries (the "Third Amendment to Amended and Restated Credit Agreement"), (b) that certain Deed of Trust, Assignment of Rents, and Security Agreement - California of even date herewith executed and delivered by CPR to the Beneficiaries (the "Deed of Trust"), and (c) this Agreement; and



	WHEREAS, the Indemnitor acknowledges and agrees that (a) Champion owns all of the issued and outstanding shares of stock of the Indemnitor, (b) the "Property" (hereinafter defined) is the sole asset of the Indemnitor and the continued viability of Champion financially benefits the Indemnitor and results in the continued viability of the Indemnitor, (c) the Indemnitor is, thus, benefitted by the Beneficiaries increasing availability under the borrowing base, extending the Termination Date through January 8, 1996 and amending certain other provisions contained in the Credit Agreement, (d) the Indemnitor's execution and delivery of this Agreement is a material inducement to the Beneficiaries increasing availability under the borrowing base, extending the Termination Date through January 8, 1996 and amending certain other provisions contained in the Credit Agreement, and (e) without this Agreement, the Beneficiaries would not increase availability under the borrowing base, extend the Termination Date through January 8, 1996 and amend certain other provisions contained in the Credit Agreement.



     NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged, the Indemnitor hereby covenants unto and agrees with the Beneficiaries as set forth in this Agreement.



1. Definitions. As used herein, the following terms shall have the following meanings:



	(A) "Environmental Laws" means all federal, state and local environmental, health or safety statutes, laws or regulations now or hereafter enacted, including, but not limited to:



		(i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund
Amendments and Reauthorization Act of 1986, 42 USC e 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource
Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 USC e 6901 et seq., The Federal Water Pollution Control Act, as amended by the
Federal Clean Water Act of 1977, 33 USC e 1251 et seq., the
Toxic Substance Control Act of 1976, 15 USC e 2601 et seq., the
Emergency Planning and Community Right to Know Act of 1986, 42
USC e 11001 et seq., the Clean Air Act as amended, 42 USC e 7401 et seq., the National Environmental Policy Act of 1969, 42 USC e
4321, the Rivers and Harbors Act of 1899, 33 USC e 401 et seq., the Endangered Species Act of 1973, as amended, 29 USC e 1531 et seq., the Occupational Health and Safety Act of 1970, as amended, 29 USC e 651 et seq., the Safe Drinking Water Act of
1974, as amended, 42 USC e 300(f) et seq., the California
Environmental Quality Act, California Public Resources Code e
21000 et seq., California Safe Drinking Water and Toxic
Enforcement Act, (Proposition 65) California Health and Safety
Code e 25249.5-25249.12, California Clean Air Act, California
Health and Safety Code e 39000 et seq., PorterCologne Water
Quality Control Act, California Water Code e 13000 et seq.,
California Endangered Species Act, California Fish and Game Code e 2050 et seq., California Hazardous Waste Control Laws,
California Health and Safety Code e 25100 et seq., California
Hazardous Substance Act, California Health and Safety Code e
28740 et seq., and all amendments, rules, regulations and guidance documents promulgated or published thereunder.



		(ii) all future laws, rules, regulations, and guidance documents relating to public health, safety or the environment, including, without limitation, (a) "Releases" (hereinafter defined) to air, water, groundwater, or land; (b) withdrawal or use of groundwater; (c) the use, handling, or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde; (d) the treatment, storage, disposal, or management of Hazardous Substances (including without limitation, petroleum, its derivatives, by-products or other hydrocarbons), and any other solid, liquid, or gaseous substance, exposure to which is prohibited, limited or regulated, or may or could pose a hazard to the health and safety of the occupants of the Property or the property adjacent to or surrounding the Property; and (e) the exposure of persons to toxic, hazardous, or other controlled, prohibited or regulated substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.



	(B) "Hazardous Material" means any material which is listed in the Department of Transportation Hazardous Materials Table, 49
CFR e 172.101, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, teratogenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof.



	(C) "Hazardous Substance" shall have the meaning given to it under Section 101(14) of the Comprehensive Environmental
Recovery Compensation & Liability Act, as amended, 42 U.S.C. e
9601(14). It shall also include, but not be limited to, any substance:



		(i) the presence of which requires investigation or remediation under any federal, state, or local statute, regulation, ordinance, order, action, policy or common law;



		(ii) which is or becomes defined 'Hazardous Waste,' 'Hazardous Substance,' pollutant or contaminate under any federal, state or local statute, regulation, rule or ordinance or amendment thereto including without limitation the Resource
Conservation & Recovery Act (42 U.S.C. e 6901 et seq.);



		(iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, teratogenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or



		(iv) which contains, without limitation, gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, formaldehyde, foam insulation, or radon gas.



	(D) "Property" means the real property legally described on Exhibit "A" attached hereto, commonly known as 2696 South Maple
Street, Fresno, California 93725, and the improvements constructed thereon.



	(E) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, unless permitted or authorized by a regulatory agency.



2. Representations, Warranties and Covenants. Indemnitor hereby represents, warrants and covenants unto the Beneficiaries as follows:



	(A) The Property is not subject to any liens, actions or proceedings relating to Hazardous Materials or Hazardous Substances or to any Environmental Laws (as hereinafter defined), and Indemnitor is not a party to any such action or proceeding relating to the Property and Indemnitor has received no notice of any such lien, action or proceeding pending or threatened.



	(B) To the best of Indemnitor's knowledge after due and diligent inquiry, and except as otherwise set forth on Exhibit "B", (i) there are no Hazardous Materials or Hazardous Substances presently located on the surface or in the subsurface of the Property or any surface waters or ground waters on or under the Property, where the presence of such Hazardous Materials or Hazardous Substances are in such quantities which result in the violation of any Environmental Laws, and (ii) there have been no Releases from any storage tanks (underground or above the ground) or from operations.



	(C) To the best of Indemnitor's knowledge after due and diligent inquiry, no Hazardous Materials and no Hazardous Substances have been located, stored or processed on the Property, and no Hazardous Materials and no Hazardous Substances have been disposed on or released or discharged on or from the Property, including Releases or discharges to ground water or surface water on or adjacent to the Property, except as set forth on Exhibit "B".



	(D) Except as set forth on Exhibit "B", the Property and its use and operation is currently in compliance with all Environmental Laws.



	(E) Except as set forth on Exhibit "B", there are present on the Property (i) no Hazardous Materials and no Hazardous
Substances which would subject the Property to any liens, actions or proceedings, (ii) no storage tanks, and (iii) no polychlorinated biphenyls or asbestos.



	(F) To the best of Indemnitor's knowledge after due and diligent inquiry, the real estate adjacent to the Property is not currently and has not in the past been used for the on-site storage, treatment or disposal of Hazardous Materials or Hazardous Substances or been in violation of any Environmental Laws.



	(G) The Property has not been used as a sanitary landfill, dump, industrial waste disposal area staging, or for storage or treatment or for any other similar uses.



	(H) Indemnitor and/or its tenant has obtained all permits and licenses required by all governmental agencies having jurisdiction over Indemnitor, its tenant and the Property and under all Environmental Laws.



	(I) Indemnitor's representations and warranties set forth in subparagraphs (A) through (H) above shall be continuing and shall remain true, correct, complete and accurate in all material respects until all applicable statutes of limitation shall have expired and have not been affected by any investigation by or on behalf of the Beneficiaries or by any information the Beneficiaries may have or obtain with respect to the Property.



3. Covenant. Indemnitor covenants and agrees: (A) not to permit any Hazardous Materials and Hazardous Substances on, under, in or about the Property or (B) not to cause or permit the Property to be in violation of any Environmental Laws on, under, in, about, to or from the Property. Notwithstanding the foregoing, Indemnitor hereby covenants and agrees to notify the Beneficiaries within fifteen (15) days of Indemnitor's actual discovery of, and to remove, if and as provided for in Paragraph
5 hereof from the Property, (and if such removal is permitted by applicable governmental agencies), any Hazardous Materials or Hazardous Substances discovered thereon. Indemnitor further covenants and agrees to notify the Beneficiaries within five (5) days of Indemnitor becoming aware of any new or modified legislation which would result in Indemnitor or the Property being in non-compliance with any Environmental Laws.



4. Indemnification. Indemnitor agrees to indemnify, defend and hold the Beneficiaries, and the directors, officers, shareholders, employees and agents of the Beneficiaries, harmless from and against any claims (including, without limitation, third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including, without limitation, informal proceedings), judgments, damages, penalties, costs, expenses, liabilities of any kind or nature (including, without limitation, sums paid in settlements of claims), or losses, including without limitation attorneys' fees, paralegals' fees and expenses, court costs (including without limiting any such fees and expenses incurred in enforcing this Agreement or collecting any sums due hereunder), and fees of consultants and experts (collectively the "Costs") that arise directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Material or Hazardous
Substance in or into the air, soil, groundwater or surface water at, on, under or within the Property or any portion thereof, or elsewhere in connection with the transportation of Hazardous Materials or Hazardous Substances to or from the Property in connection with the Company's ownership of the Premises. The indemnification provided in this Paragraph 4 shall specifically apply to and include claims or actions brought by or on behalf of employees of Indemnitor, and Indemnitor hereby expressly waives, solely for the benefit of the Beneficiaries, any defense to the Beneficiaries' rights hereunder based on any immunity to which Indemnitor may otherwise be entitled under any applicable industrial or worker's compensation laws. In the event the Beneficiaries shall suffer or incur any such Costs, Indemnitor shall pay to the Beneficiaries the total of all such Costs suffered or incurred by the Beneficiaries within fifteen (15) days of the Beneficiaries's written demand therefor. Without limiting the generality of the foregoing, the indemnification provided by this Paragraph 4 shall specifically cover Costs, including capital, operating and maintenance costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remedial, removal or restoration work required or performed by any federal, state or local governmental agency or political subdivision or performed by any nongovernmental entity or person because of the presence, suspected presence, release or suspected release of any Hazardous Material or Hazardous Substance in or into the air, soil, groundwater or surface water at, on, under or within the Property (or any portion thereof), or elsewhere in connection with the transportation of Hazardous Materials or Hazardous Substances to or from the Property. The indemnification provided in this Paragraph 4 shall not include any losses, claims, liabilities, damages, costs or expenses caused as a result of the wilful conduct or gross negligence of the Beneficiaries.



5.      Remedial Work.



	(A) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively the "Remedial Work") is required (i) under any Environmental Law, (ii) by any judicial order, (iii) by any governmental entity, (iv) in order to assure that the condition of the Property is at all times as represented and warranted in Paragraph 2 hereof, or (v) in order to comply with any agreements affecting any of the Property because of, or in connection with, any occurrence or event described in Paragraph 4 above, Indemnitor shall perform or cause to be performed the Remedial Work in compliance with such law, regulation, order, representation, warranty or agreement; provided, that Indemnitor may withhold such compliance pursuant to a good faith dispute regarding the application, interpretation or validity of the law, regulation, order, or agreement, subject to the requirements of Paragraph 6 below.



	(B) All Remedial Work shall be performed by one or more contractors, selected by Indemnitor and approved in advance in writing by the Beneficiaries (which approval will not unreasonably be withheld), and under the supervision of a consulting engineer, selected by Indemnitor and approved in advance in writing by the Beneficiaries (which approval will not unreasonably be withheld). All costs and expenses of such Remedial Work shall be paid by Indemnitor, including, without limitation, the charges of such contractors and/or the consulting engineer, and the Beneficiaries' reasonable attorneys and paralegals' fees and costs incurred in connection with monitoring or review of such Remedial Work. Subject to the provisions of Paragraph 6 hereof, in the event Indemnitor shall fail to commence timely, or cause to be commenced, or fail to pursue diligently to completion, such Remedial Work, the Beneficiaries may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith shall be Costs within the meaning of Paragraph 4 above. The Beneficiaries shall give Indemnitor at least fifteen (15) days written notice prior to undertaking any Remedial Work unless the circumstances require the Beneficiaries to commence such Remedial Work sooner or unless the Beneficiaries are ordered to do so by a governmental entity or by court order. All such Costs shall be due and payable within fifteen (15) days following written demand therefor by the Beneficiaries. Nothing contained herein, including any right to approve the consulting engineer, shall make the Beneficiaries in any way responsible for the Remedial Work nor for the payment of the cost thereof. This Agreement is for the benefit of the Beneficiaries (and its participants) only and its successors and assigns and it is expressly intended that there shall be no third party beneficiaries of the agreements and indemnifications of Indemnitor hereunder, including any trustee or debtor in possession in bankruptcy.



6. Permitted Contests. Notwithstanding any provision of this Agreement to the contrary, Indemnitor will be permitted to contest or cause to be contested, subject to compliance with the requirements of this Paragraph, by appropriate action any Remedial Work requirement, and the Beneficiaries shall not perform such requirement on its behalf, so long as no breach, default nor event of default has occurred and is continuing under any of the Champion Loan Documents, the Deed of Trust, the "Additional Collateral Documents" (as defined in the Credit Agreement), the Third Amendment to Amended and Restated Credit Agreement or this Agreement, and Indemnitor has given the Beneficiaries written notice that Indemnitor is contesting or shall contest or cause to be contested the same and Indemnitor actually contests or causes to be contested the application, interpretation or validity of the governmental law, regulation, order or agreement pertaining to the Remedial Work by appropriate proceedings conducted in good faith with due diligence; provided, such contest shall not subject the Beneficiaries or any assignee of its interest in the Champion
Loan Documents, the Additional Collateral Documents, the Third Amendment to Amended and Restated Credit Agreement or the Deed of Trust to civil liability and does not jeopardize any such party's lien upon or interest in any of the Property or affect in any way the payment of any sums to be paid under the Champion Loan Documents, the Additional Collateral Documents, the Third Amendment to Amended and Restated Credit Agreement or the Deed of Trust. Indemnitor shall give such security or assurances as may be reasonably required by the Beneficiaries to insure compliance with the legal requirements pertaining to the Remedial Work (and payment of all costs, expenses, interest and penalties in connection therewith) and to prevent any sale, forfeiture or loss by reason of such nonpayment or noncompliance.



7. Notice of Claims. Indemnitor shall give written notice to the Beneficiaries of any claim, action, administrative proceeding (including without limitation informal proceedings) or other demand by any governmental agency or other third party involving Costs within fifteen (15) days after the time such claim or other demand first becomes known to Indemnitor.
Receipt of any such notice shall not be deemed to create any obligation on the Beneficiaries to defend or otherwise respond to any claim or demand. All notices, approvals, consents, requests, and demands upon the respective parties hereto shall be in writing and shall be deemed to have been given or made in accordance the notice provisions in the Deed of Trust.



8. Participation in Defense of Claims; Duty to Cooperate; Notice of Indemnitor. If for any reason, including, without limitation, foreclosure by the Beneficiaries, any Beneficiary becomes the owner of the Property and any claim, action, administrative proceeding (including, without limitation, informal proceedings) or other demand is made by any governmental agency or other third party against such Beneficiary involving Costs with respect to the Property, Indemnitor shall cooperate with the Beneficiaries in any defense or other response to any such claim or other demand. Indemnitor shall have the right to participate in the defense or other response to any such claim or demand provided that the Beneficiaries shall have the right, but not the obligation, to direct and control the defense or response to any such claim or demand, or in lieu thereof, may exercise its rights under Paragraph 4 above. Indemnitor's right to participate in the defense or response to any such claim or demand shall not be deemed to limit or otherwise modify Indemnitor's obligations under this Agreement nor create liability on the part of the Beneficiaries to any third party or to Indemnitor. The
Beneficiaries shall give written notice to Indemnitor of any claim or demand governed by this Paragraph 8 within fifteen (15) days of the date such claim or other demand first becomes known to the Beneficiaries.



9. Subrogation of Indemnity Rights. If the Beneficiaries pay or incur any loss or unreimbursed Costs, fees or expenses hereunder, the Beneficiaries shall be subrogated to any rights
Indemnitor may have under any indemnifications from any present, future or former owner's tenants or other occupants or users of the Property (or any portion thereof), relating to the matters covered by this Agreement.



10. Assignment by the Beneficiaries. No consent by Indemnitor shall be required for any assignment or reassignment of the rights of the Beneficiaries hereunder to one or more purchasers of the Champion Loan Documents, the Additional Collateral
Documents, the Third Amendment to Amended and Restated Credit
Agreement or the Deed of Trust, or any portion thereof.



11. Merger, Consolidation or Sale of Assets. Until the Champion Indebtedness has been paid in full, in the event of a dissolution of Indemnitor or other disposition involving
Indemnitor or all or substantially all the assets of Indemnitor to one or more persons or other entities, the surviving entity or transferee of assets, as the case may be, shall (A) be an individual residing in the United States of America or an entity formed and existing under the laws of a state, district or commonwealth of the United States of America, and (B) deliver to the Beneficiaries an acknowledged instrument in recordable form assuming all obligations, covenants and responsibilities of Indemnitor under this Agreement. Nothing in this Paragraph shall be construed to authorize or permit any merger, consolidation or sale of assets by Indemnitor without the prior written consent of the Beneficiaries.



12.     Independent Obligations; Survival.  The obligations of
Indemnitor under this Agreement shall survive the repayment of the Champion Indebtedness and reconveyance or foreclosure of any security for the Champion

Indebtedness. The obligations of Indemnitor under this Agreement are separate and distinct from the obligations of Indemnitor under the Deed of Trust, and are not secured by the Deed of Trust, the Champion Loan Documents, the Additional Collateral Documents or the Third Amendment to the Amended and Restated Credit Agreement. This Agreement may be enforced by the Beneficiaries without regard to any other rights and remedies the Beneficiaries may have against Indemnitor under the Champion Loan Documents, the Deed of Trust, the Additional Collateral Documents or the Third Amendment to Amended and Restated Credit Agreement, and without regard to any limitations on the Beneficiaries' recourse as may be provided in the Champion Loan Documents, the Deed of Trust, the Additional Collateral Documents or the Third Amendment to Amended and Restated Credit Agreement. Enforcement of this Agreement shall not be deemed to constitute an action for recovery of the Champion Indebtedness nor for recovery of a deficiency judgment against Indemnitor or Champion following foreclosure of the Deed of Trust. Indemnitor acknowledges that the Beneficiaries' appraisal of the Property is such that the Beneficiaries are not willing to accept the consequences, under California's "one form of action" rule, of inclusion of the obligations of Indemnitor under this Agreement among the obligations secured by the Champion Loan Documents, the Deed of Trust, the Additional Collateral Documents and the Third Amendment to Amended and Restated Credit Agreement, and that the Beneficiaries would not make the Loan to Indemnitor but for the liability undertaken by Indemnitor for such obligations.



13. Default Interest. Any Costs and other payments required to be paid by Indemnitor to the Beneficiaries under this Agreement which are not paid within ten (10) days of written demand therefor shall thereupon be considered "Delinquent." In addition to all other rights and remedies of the Beneficiaries against Indemnitor as provided herein, or under applicable law, interest shall accrue at the "Default Rate" (as defined in the Credit Agreement) and be due and payable on all Delinquent payments from and after such ten (10) day period until paid in full. Interest at the Default Rate shall be paid by Indemnitor from the date such payment becomes Delinquent through and including the date of payment of such Delinquent sums.



14. Cross Default. For so long as the Champion Loan Documents, the Additional Collateral Documents, the Third Amendment to
Amended and Restated Credit Agreement or the Deed of Trust shall be in effect, any breach, default or event of default hereunder shall, for the limited purpose set forth herein, be deemed a default under each of the Champion Loan Documents, the Additional Collateral Documents, the Third Amendment to Amended and Restated Credit Agreement and the Deed of Trust, and, although the obligations of Indemnitor under this Agreement are unsecured by the Loan Documents, shall give the Beneficiaries the right to declare the indebtedness evidenced by the Champion Loan Documents, the Additional Collateral Documents and the
Third Amendment to Amended and Restated Credit Agreement immediately due and payable.



15. Miscellaneous. If any term of this Agreement or any application thereof shall be invalid, illegal or unenforceable, the remainder of this Agreement and any other application of such term shall not be affected thereby. Subject to applicable statutes of limitations or equitable principles, no delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right. This Agreement shall be binding upon Indemnitor and inure to the benefit of and be enforceable by the Beneficiaries, and the directors, officers, shareholders, employees and agents of the Beneficiaries, and their respective successors and permitted assigns, including, without limitation, any assignee or purchaser of all or any portion of the Beneficiaries' interest in the Loan, the documents evidencing or securing the Loan or the Property.



16. Survival of Indemnification. The provisions of and undertakings and indemnification set out in this Agreement shall survive the satisfaction and release of the Deed of Trust and shall continue to be the liability, obligation and indemnification of Indemnitor, binding upon Indemnitor and its respective successors and assigns, for a period equal to the statute of limitations for written contractual obligations in effect in the State of California commencing on the date the Obligations have been paid in full.



17. Governing Law. Except as otherwise expressly provided in this Agreement, the parties agree and intend that this Agreement and the respective rights and obligations of the parties hereto, shall be governed by and construed according to the internal laws of the State of Illinois (without regard to its conflict of laws principles). The parties agree and stipulate that this Agreement was negotiated in Illinois, that this Deed of Trust was executed, delivered and accepted in Illinois, all payments shall be made to the Beneficiaries in Illinois, and that Illinois has a substantial relationship to the parties and to the underlying transaction contemplated by this Agreement.



18. Jury Trial Waiver. INDEMNITOR AND THE BENEFICIARIES WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM, RELATED OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENTS OR AGREEMENTS EVIDENCING OR RELATING
TO THIS AGREEMENT. THIS PARAGRAPH 18 CONSTITUTES A WRITTEN CONSENT BY INDEMNITOR AND THE BENEFICIARIES TO THE WAIVER OF A TRIAL BY JURY IN ANY SUCH ACTION, AND INDEMNITOR AND THE BENEFICIARIES EACH AUTHORIZE THE OTHER TO FILE THIS AGREEMENT
WITH THE CLERK OR A JUDGE OF ANY COURT IN WHICH ANY SUCH ACTION
IS PENDING FOR PURPOSES OF ENFORCING THE PROVISIONS OF THIS
PARAGRAPH 18.



     IN WITNESS WHEREOF, Indemnitor has caused this Agreement to be executed as of the day and year first above written.

		      CPR PROPERTIES, INC., a California corporation

		      By:     _______________________
		      Its:    _______________________



		      ATTEST:

		      By:     _______________________
		      Its:    _______________________









EXHIBIT "A"

LEGAL DESCRIPTION



That portion of the Northwest quarter of Section 24, Township 14
South, Range 20 East, Mount Diablo Base and Meridian, according to the Official Plat thereof, more particularly described as follows:



Beginning at a point 1348.80 feet South and 40.00 feet West of the North quarter corner of said Section 24; thence along the Northerly line of that certain 8.60 acre parcel of land described in the deed to Diversified Transportation Systems, Inc., recorded November 15, 1968, in Book 5636, Page 198 of Official Records, as Document No. 81522, South 8946'00" West a distance of 83.89 feet to an angle point therein; thence South 7806'46' West thereon a distance of 100.00 feet to an angle point therein; thence South 8946'00" West thereon a distance of 1116.49 feet to an Easterly line of that certain parcel of land described as Parcel 2 in the Deed to the Atchison, Topeka and Santa Fe Railway Company recorded August 11, 1971, in Book 5924, Page 993 of Official Records, as Document No. 64248; thence along last said Easterly line, North 0010'00" West a distance of
205.96 feet to the beginning of a tangent curve therein concave Southeasterly having a radius of 388.02 feet and an interior angle of 6457'00"; thence Northeasterly along said curve an arc distance of 439.86 feet to tangency with a Southeasterly line of said Santa Fe Parcel; thence North 6447'00" East thereon a distance of 79.52 feet to the beginning of a tangent curve therein concave Southerly having a radius of 388.02 feet and an interior angle of 2459'00"; thence Easterly, along said curve, an arc distance of 169.19 feet to a tangency with a Southerly line of said parcel; thence North 8946'00" East, along a line that is parallel with and distant Southerly 741.90 feet measured at right angles from the Northerly line of said Northwest quarter of Section 24, a distance of 262.69 feet; thence South 0010'00" East, parallel with and 616.00 feet West of the East line of said Northwest quarter of Section 24, a distance of
552.11 feet; thence North 8946'00" East a distance of 386.45 feet; thence North 7806'46" East a distance of 100.00 feet; thence North 8946'00" East a distance of 91.63 feet to a point
40.00 feet West of the East line of said Northwest quarter of
Section 24; thence South 0010'00" East, parallel with and 40.00 feet West of said East line of the Northwest quarter of Section 24, a distance of 75.00 feet to the point of beginning.



EXCEPTING therefrom all oil, gas and other hydrocarbon substances, as well as metallic or other solid materials, within and under said land as excepted and reserved in the deeds recorded in Book 2200 Page 433, Book 5235, Page 549 and in Book
5964, Page 932, all of Official Records.



Common Address: 2696 South Maple Street

			Fresno, California 93725







EXHIBIT "B"

SUMMARY OF ENVIRONMENTAL ISSUES